UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2015 (August 21, 2015)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

California	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 Fourteenth Street, Suite A-2, A-4, A-6, Ramona, CA	92065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 21, 2015, the registrant sold $120,000 in convertible securities which are convertible into a to-be-created series of preferred stock which itself will be convertible into shares of registrant common stock.  Pursuant to the convertible security and subject to certain terms and conditions, the holder is entitled, following creation of certain preferred securities (the “Shares”), and upon surrender of the convertible security, to receive from the Company, the Shares, which Shares upon issuance shall be fully paid and nonassessable.

The sales of these securities were made in reliance upon Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and such securities have not been registered and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date:

September 17, 2015

By:

/s/     Chet Billingsley

Chet Billingsley, Chairman and Chief Executive Officer